Exhibit 99.1

Contact:
Mr. Thomas Konatich
Chief Financial Officer and
Acting Chief Executive Officer
SIGA Technologies, Inc.
(212) 672-9100

SIGA REPORTS ON CORRESPONDENCE FROM NASDAQ

New York, July 25, 2006-- SIGA Technologies, Inc. (NASDAQ: SIGA) disclosed today that on July 19, 2006 it received notice from the Nasdaq Stock Market (“NASDAQ”) that for the last 10 consecutive trading days, SIGA’s market value of listed securities has been below the $35,000,000 minimum required for continued inclusion on the Nasdaq Capital Market under Marketplace Rule 4310(c)(2)(B)(ii). In accordance with Marketplace Rule 4310(c)(8)(C), SIGA will be provided with 30 calendar days, until August 18, 2006, to regain compliance. If, at any time before August 18, 2006, the market value of listed securities of SIGA is $35,000,000 or more for a minimum of 10 consecutive business days, NASDAQ will determine if SIGA complies with Marketplace Rule 4310(c)(2)(B)(ii). If compliance with the rule cannot be demonstrated by August 18, 2006, the staff of the NASDAQ Stock Market will provide written notification to SIGA that its securities will be delisted. At that time, SIGA may appeal such determination to a listing qualification panel.

In addition, the NASDAQ notice also stated that, based on SIGA’s Form 10-Q for the period ending March 31, 2006, SIGA no longer complies with Marketplace Rule 4310(c)(2)(B)(i) or (4310)(c)(2)(B)(iii), which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recent completed fiscal years.

SIGA intends to monitor the market value of its listed securities between now and August 18, 2006, and consider available options if its common stock does not trade at a level likely to result in SIGA regaining compliance with the minimum market value requirement.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential to become a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria. In addition to smallpox, SIGA has antiviral programs targeting other Category A viral pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg).

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking statements

This Press Release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, and (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release and the above-mentioned presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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